UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  _____________

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reportedly): November 13, 2008

                              OCEAN BIO-CHEM, INC.
               (Exact name of registrant as specified in charter)

      Florida                            2-11102                    59-1564329
(State or Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
of Incorporation)                                            Identification No.)

               4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
                (Address of principal executive office Zip Code)

                                 (954) 587-6280
               Registrants telephone number, including area code:

                                 Not Applicable
          (Former name or former address, if changes since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 8.01 Other Events

     On November 12, 2008 issued a press release announcing a stock buyback of 349,773 shares of common stock at $0.80 per share common from a institutional investor under the Company's previously announced stock buyback program.



Section  9 - Financial Statements and Exhibits

Exhibit 99.1 - Press Release dated November 13, 2008


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 13, 2008
                                   Ocean Bio-Chem, Inc.

                                   /s/ Jeffrey S. Barocas
                                   Jeffrey S. Barocas
                                   Chief Financial Officer

                                                                    Exhibit 99.1
                 Ocean Bio Chem., Inc. Announces Stock Buy Back


     Ft. Lauderdale Fl. November 12, 2008 - Ocean Bio Chem., Inc (Nasdaq OBCI), announced that it has reached an agreement to purchase 349,773 shares of its common stock at $0.80 per common share from an institutional shareholder, under the Company's previously authorized stock buyback program. The transaction was completed on November 11, 2008.

     Ocean Bio Chem- President and CEO stated "We believe this stock buy back is a financially sound transaction for both the Company and our shareholders. The Board of Directors and senior management believe that the current share price has presented an opportunity to buy the shares back at an attractive price. It is the Company's intent to purchase stock from time to time as opportunities arise."



     Mr. Dornau continued "The reduction of 349,773 common shares outstanding would have increased net earnings diluted per share - by approximately $0.01 per share during the latest 3rd quarter 2008 financial results. We believe this transaction demonstrates the confidence we have in the Company's future"


     About Ocean Bio-Chem

     Ocean Bio-Chem, Inc. manufactures and markets a full line of maintenance and care products for boats, recreational vehicles, automobiles, motorcycles and aircraft. Products are sold under the Starbrite" name. The Company trades publicly under NASDAQ SmallCap Symbol: OBCI.

     Websiteswww.starbrite.com, www.startron.com, www.oceanbiochem.com

For additional information contact:
Peter Dornau  (954) 587-6280            or:        Jeff Barocas (954) 587-6280
President and CEO, Ocean Bio-Chem, Inc             Chief Financial Officer Ocean
                                                    Bio-Chem, Inc.


     This press release (and oral statements made regarding the subjects of this release) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to statements regarding Ocean Bio Chem.' plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as "expects," "should," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning. These forward-looking statements are based upon management's current beliefs or expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. The foregoing factors, among others, could cause actual results to differ materially from those described in the forward-looking statements. Ocean Bio Chem. may not realize benefits from this stock buy back. The statements in this press release are made as of the date of this press release, even if subsequently made available by Ocean Bio Chem. on its website or otherwise. Ocean Bio Chem. does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date such forward-looking statement is made. For a list of other factors, which could affect Ocean Bio Chem.' results, see Ocean Bio Chem.' filings with the Securities and Exchange Commission, including "Item 1A. Risk Factors," set forth in Ocean Bio Chem.' Annual Report on Form 10-K for the year ended December 31, 2008.